Exhibit 99.1

Public Relations Contact:
Jodi Warner
Adobe Systems Incorporated
408-536-2084
jwarner@adobe.com

Investor Relations Contact:
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Adobe Systems Announces Resignation of Chief Financial Officer

SAN JOSE, Calif. — November 9, 2006 — Adobe Systems Incorporated (Nasdaq:ADBE) today announced Randy Furr has resigned his position as executive vice president and chief financial officer, effective November 7, 2006. He will remain an employee of the company through December 31, 2006 to assist with transition matters.

The company indicated Furr’s resignation is unrelated to his work performed at Adobe and no issues have been raised regarding the integrity of the company’s financial statements.

Bruce Chizen, chief executive officer of Adobe, has assumed the additional responsibilities of chief financial officer until a replacement for Furr is named. Adobe has begun a search for a new chief financial officer.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information – anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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